Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is made and executed this ________ day of___________, 2006, by and between MTS Systems Corporation, a Minnesota corporation (the “Company”), and __________________, an individual resident of the State of ______________ (the “Indemnitee”).

RECITALS

WHEREAS, the Company is aware that, in order to induce highly competent persons to serve the Company as directors or officers or in other capacities, the Company must provide such persons with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company recognizes that the increasing difficulty in obtaining directors’ and officers’ liability insurance, the increases in the cost of such insurance and the general reductions in the coverage of such insurance have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”)has determined that it is essential to the best interests of the Company’s shareholders that the Company act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Indemnitee is willing to serve, continue to serve, and take on additional service for or on behalf of the Company on the condition that the Indemnitee be so indemnified.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby agree as follows:

1.	Definitions. For purposes of this Agreement:

(a)         “Change of Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as

amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding securities of the Company which vote generally in the election of directors (“Voting Securities”), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.

(b)         “Disinterested Director” shall mean a director of the Company who is not at the time a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by the Indemnitee.

(c)         “Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature.

(d)         “Special Legal Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Special Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement. “Special Legal Counsel” will be selected either by (a) a majority of a quorum of the Board of Directors, with only Disinterested Directors counted for determining both a majority and a quorum or (b) by a majority of a committee of the Board of Directors, consisting solely of two or more Disinterested Directors, duly designated to act in the matter by a majority of the full Board of Directors including directors who are parties to such action, suit, investigation or proceeding. If “Special

Legal Counsel” cannot be selected by the method prescribed in clause (a) or (b), then “Special Legal Counsel” will be selected by a majority of the full board including directors who are parties.

2.           Service by the Indemnitee.   The Indemnitee agrees to serve and/or continue to serve as a director and/or officer of the Company faithfully and will discharge the Indemnitee’s duties and responsibilities to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected or qualified in accordance with the provisions of the Articles of Incorporation (as may be amended from time to time, the “Articles”), and Bylaws (as may be amended from time to time, the “Bylaws”) of the Company, the Minnesota Business Corporation Act, as amended (the “MBCA”) and any other applicable law in effect on the date of this agreement and from time to time, or until the Indemnitee’s earlier death, resignation or removal. The Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation by law), in which event the Company shall have no obligation under this Agreement to continue the employment or directorship of the Indemnitee. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or as a director of the Company or affect the right of the Company to terminate the Indemnitee’s employment at any time in the sole discretion of the Company, with or without cause, subject to any contract rights of the Indemnitee created or existing otherwise than under this Agreement.

3.          Indemnification.   The Company shall indemnify the Indemnitee against all Expenses, judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee as provided in this Agreement to the fullest extent permitted by the Articles, Bylaws and MBCA or other applicable law in effect on the date of this Agreement and to any greater extent that applicable law may in the future from time to time permit. Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth.

4.          Actions or Proceedings in an Official Capacity.   The Indemnitee shall be entitled to the indemnification rights provided in this Agreement if the Indemnitee was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that the Indemnitee is or was a director, member of a committee of directors, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company, or whose duties to the Company involve or involved service, as a director, officer, partner, trustee, governor, manager, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by the Indemnitee in such capacity. The Indemnitee shall be indemnified against all Expenses, judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement which were actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof), if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the Company if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

5.          Good Faith Definition.   For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any action as a director, officer, trustee, employee or agent of an employee benefit plan, the Indemnitee shall be deemed to have acted in good faith and in a manner that the Indemnitee reasonably believed to be in the best interests of the participants or beneficiaries of the employee benefit plan, if such action was based on a reasonable reliance upon (i) the records or books of the accounts of the Company or other enterprise, including financial statements; (ii) information supplied to the Indemnitee by the officers of the Company or other enterprise in the course of their duties; (iii) the advice of legal counsel for the Company or other enterprise; (iv) information or records given in reports made to the Company or other enterprise by an independent registered public accounting firm or by an appraiser or other expert selected with reasonable care by the Company or other enterprise; or (v) a committee of the Board which Indemnitee is not a member if Indemnitee reasonably believes such committee merits confidence.

6.            Indemnification for Expenses of a Witness.   Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has served on behalf of the Company as a witness or other participant in any class action or proceeding, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith except as provided in Section 3, regardless of whether or not the Indemnitee has met the applicable standards of Section 4 and without any determination pursuant to Section 8.

7.           Partial Indemnification.   If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, appeal or settlement of such suit, action, investigation or proceeding described in Section 4 hereof, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee to which the Indemnitee is entitled.

8.	Procedure for Determination of Entitlement to Indemnification.

(a)         To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including documentation and information that is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. Any Expenses incurred by the Indemnitee in connection with the

Indemnitee’s request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold the Indemnitee harmless for any Expenses incurred by Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification.

(b)         Upon written request by the Indemnitee for indemnification pursuant to Section 3 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (i) by the Board of Directors by a majority of a quorum, with only Disinterested Directors (as hereinafter defined) counted for determining both a majority and a quorum; (ii) if a quorum cannot be obtained under clause (i), by a majority of a committee of the Board of Directors, consisting solely of two or more Disinterested Directors, duly designated to act in the matter by a majority of the full Board of Directors including the directors who are parties to such action, suit, investigation or proceeding; (iii) if a determination is not made under clause (i) or (ii) or in the event of a Change of Control, by Special Legal Counsel; or (iv) if a determination is not made under clause (i), (ii) or (iii), by the affirmative vote of a majority of the shareholders of the Company, with the shares held by parties to the proceeding not counted for purposes of determining a quorum and not entitled to vote on the determination. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such part of indemnification among such claims, issues or matters. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination.

9.	Presumptions and Effect of Certain Proceedings.

(a)         In making a determination with respect to entitlement to indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption.

(b)         If the Board of Directors, or such other person or persons empowered pursuant to Section 8 to make the determination of whether Indemnitee is entitled to indemnification, shall have failed to make a determination as to entitlement to indemnification within 60 days after (1) the later of the termination of a proceeding or a written request for indemnification to the Company or (2) a written request for an advance of expenses, a Minnesota court may make the determination of whether Indemnitee is entitled to indemnification. In such a case, the Indemnitee would have the burden of establishing the Indemnitee’s entitlement to indemnification. The termination of any action, suit, investigation or proceeding described in Section 3 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any action as a director, officer, trustee, employee or agent of an employee benefit plan, that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in the best interests of the participants or beneficiaries of the employee benefit plan; or (b) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.

10.	Contribution. Subject to applicable law:

(a)         If the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount of expenses incurred by Indemnitee (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in connection with any claim described in Sections 3 through 7, in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(b)         The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

11.        Advancement of Expenses.   All reasonable Expenses actually incurred by the Indemnitee in connection with any threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, if so requested by the Indemnitee, within 10 days after (a) the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances; and (b) a determination that the facts then known to those making the determination would not preclude indemnification under this Agreement. The Indemnitee may submit such statements from time to time. The Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee in connection therewith and shall include or be accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for indemnification under this Agreement and an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses by the Company pursuant to this Agreement or otherwise. Each written undertaking to pay amounts advanced must be an unlimited general obligation but need not be secured, and shall be accepted without reference to financial ability to make repayment.

12.        Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses.   In the event that a determination is made hereunder that the Indemnitee is not entitled to indemnification hereunder or if the payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if Expenses are not advanced pursuant to Section 11, the Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Minnesota or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. The Company shall not unreasonably oppose the Indemnitee’s right to seek any such adjudication or any other claim. Such judicial proceeding shall be made de novo, and the Indemnitee shall not be prejudiced by reason of a determination (if so made) that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or Section 9 hereof that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Expenses actually incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).

13.        Notification and Defense of Claim.   Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission to so notify the Company will not relieve the Company from any liability that it may have to the Indemnitee otherwise than under this Agreement or otherwise, except to the extent that the Company may suffer material prejudice by reason of such failure. Notwithstanding any other provision of this Agreement, with respect to any such action, suit or proceeding as to which the Indemnitee gives notice to the Company of the commencement thereof:

(a)	The Company will be entitled to participate therein at its own expense.

(b)         Except as otherwise provided in this Section 13(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such action or lawsuit, but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized in writing by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action and such determination by the Indemnitee shall be supported by an opinion of counsel, which opinion shall be reasonably acceptable to the Company, or (iii) the Company shall not in fact have employed counsel to assume the defense of the action, in each of which cases the fees and Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have reached the conclusion provided for in clause (ii) above.

(c)         The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not be required to obtain the consent of Indemnitee to settle any action or claim which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and such settlement grants Indemnitee a complete and unqualified release in respect of potential liability.

(d)         If, at the time of the receipt of a notice of a claim pursuant to this Section 13, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of the policies.

14.        Other Right to Indemnification.   The indemnification and advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which the Indemnitee may now or in the future be entitled under any provision of the Bylaws or Articles of the Company, any vote of shareholders or the Board of Directors, any provision of law or otherwise. Except as required by applicable law, the Company shall not adopt any amendment to its Bylaws or Articles the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under this Agreement.

15.        Director and Officer Liability Insurance.   The Company shall maintain directors’ and officers’ liability insurance for so long as Indemnitees’ services are covered hereunder, provided and to the extent that such insurance is available on a commercially reasonable basis. In the event the Company maintains directors’ and officers’ liability insurance, the Indemnitee shall be named as an insured in such manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers or directors. However, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made to, or on behalf of, the Indemnitee under an insurance policy shall reduce the obligations of the Company hereunder.

16.        Spousal Indemnification.   The Company will indemnify the Indemnitee’s spouse to whom the Indemnitee is legally married at any time the Indemnitee is covered under the indemnification provided in this Agreement (even if Indemnitee did not remain married during the entire period of coverage) against any pending or threatened action, suit, proceeding or investigation for the same period, to the same extent and subject to the same standards, limitations, obligations and conditions under which the Indemnitee is provided indemnification herein, if the Indemnitee’s spouse (or former spouse) becomes involved in a pending or threatened action, suit, proceeding or investigation solely by reason of status as Indemnitee’s spouse, including, without limitation, any pending or threatened action, suit, proceeding or investigation that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from the Indemnitee to the Indemnitee’s spouse (or former spouse). The Indemnitee’s spouse or former spouse also may be entitled to advancement of Expenses to the same extent that Indemnitee is entitled to advancement of Expenses herein. The Company may maintain insurance to cover its obligation hereunder with respect to Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow fund for that purpose.

17.        Intent.   This Agreement shall be in addition to any other rights Indemnitee may have under the Company’s Articles, Bylaws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Articles, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

18.        Attorney’s Fees and Other Expenses to Enforce Agreement.   In the event that the Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee, if the Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.

19.        Effective Date.   The provisions of this Agreement shall cover claims, actions, suits or proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, pursuant to Section 4 hereof, for all acts of the Indemnitee while serving as a director and/or officer, notwithstanding the termination of the Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the Company.

20.        Duration of Agreement.   This Agreement shall survive and continue even though the Indemnitee may have terminated the Indemnitee’s service as a director, officer, employee, agent or fiduciary of the Company or as a director, officer, partner, trustee, governor, manager, employee, agent or fiduciary of any other entity, including, but not limited to another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise or by reason of any act or omission by the Indemnitee in any such capacity. This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the

Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

21.        Disclosure of Payments.   If the Company indemnifies or advances expenses under this Agreement, the Company shall report to the shareholders in writing the amount of the indemnification or advance and to whom and on whose behalf it was paid not later than the next meeting of shareholders. Other than this disclosure, except as expressly required by any Federal or state securities laws or other Federal or state law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

22.        Severability.   If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.

23.        Specific Performance.   The parties recognize that if any provision of this Agreement is violated by the Company, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

24.        Counterparts.   This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

25.        Captions.   The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

26.        Entire Agreement, Modification and Waiver.   This Agreement constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any act or omission of the Indemnitee prior to the effective date of such supplement, modification or amendment unless expressly provided therein.

27.        Notices.   All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt:

(a)	If to the Indemnitee to:

_____________________________
_____________________________
_____________________________

(b)	If to the Company, to:

_____________________________
_____________________________
_____________________________

or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

28.        Governing Law.   The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, applied without giving effect to any conflicts of law principles.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on the day and year first above written.

MTS SYSTEMS CORPORATION

By ____________________________
Name: _________________________
Title: __________________________

INDEMNITEE:

By ____________________________
Name: _________________________

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]